Exhibit 10.7

Execution Version

INITIAL SHAREHOLDERS Forfeiture Agreement

This Initial Shareholder Forfeiture Agreement (this “Agreement”) is entered into as of the 2nd day of September, 2020, by and among Tottenham Acquisition I Ltd., a British Virgin Islands company (the “Parent”), Clene Nanomedicine, Inc., a Delaware corporation (the “Company”) and the Parent’s Initial Shareholders (the “Holders”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Holders currently collectively hold 1,150,000 insider shares of the Parent (the “Shares”);

WHEREAS, the Shares are currently held in escrow pursuant to the terms of that certain Stock Escrow Agreement, dated August 1, 2018, by and between the Parent, Continental Stock Transfer & Trust Company, LLC, a New York corporation (the “Escrow Agent”), and the initial shareholders of the Parent;

WHEREAS, concurrently with the execution of this Agreement, the Parent and the Company, together with Chelsea Worldwide Inc., a Delaware corporation and wholly-owned subsidiary of the Parent, and Creative Worldwide Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser, have entered into that certain Merger Agreement, dated as of the date hereof (the “Merger Agreement”), to effect the consummation of a business combination of the Parent with the Company; and

WHEREAS, the Holders and Parent are entering in to this Agreement as a condition of, and as a material inducement for the Company to enter into and consummate the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Cancellation of Shares. No later than the Closing, the Parent shall instruct the Escrow Agent to cancel, and the Holders shall thereby forfeit their Shares in the amount set forth in Schedule A, or in an aggregate amount of 750,000 Shares, in exchange for no consideration.

2. Conversion of Debt. The Holders and the Parent agree that, contingent upon the Closing and immediately prior to the Reincorporation Merger, the Parent shall exchange all Indebtedness and other payables owed by it to the Sponsor or any of its Affiliates (the “Sponsor Debt”) into a number of Parent Ordinary Shares equal to the aggregate amount of the Sponsor Debt divided by $10.

3. Representations. The Company, the Parent and the Holders hereby represent and warrant as follows:

a. Company Representations.

i) Authority; Due Execution. The Company has all requisite power and authority and the legal capacity to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by or on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by Creditors’ Rights.

ii) No Conflicts. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (A) conflict with or violate any law applicable to the Company to the knowledge of the Company, or (B) result in the creation of a lien or encumbrance on the Company’s assets pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s assets is bound or affected.

b. Parent Representations.

i) Authority; Due Execution. The Parent has all requisite power and authority and the legal capacity to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Parent. This Agreement has been duly executed and delivered by or on behalf of the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except that such enforceability may be limited by Creditors’ Rights.

ii) No Conflicts. The execution and delivery of this Agreement by the Parent does not, and the performance of this Agreement by the Parent will not (A) conflict with or violate any law applicable to the Parent to the knowledge of the Purchaser Parties, or (B) result in the creation of a lien or encumbrance on the Parent’s assets pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent is a party or by which the Parent or any of the Parent’s assets is bound or affected.

c. Holders Representations.

i) The Holders have all requisite power and authority and the legal capacity to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by the Holders and constitutes a legal, valid and binding obligation of the Holders, enforceable against the Holders in accordance with its terms, except that such enforceability may be limited by Creditors’ Rights.

ii) The Holders own, of record and beneficially, and have good, valid and indefeasible title to the Shares free and clear of any and all mortgages, pledges, security interests, encumbrances, liens or charges of any kind, except for those imposed on the Holders in connection with the Parent’s initial public offering. Except for those agreements the Parent is a party to, there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which the any Holder is a party or by which any Holder or the Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Shares.

4. Notice. All notices, request, demands, waivers and communications required or permitted to be given hereunder shall be in writing and shall be delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile, as follows:

if to the Company (following the Closing), to:

Clene Nanomedicine, Inc.

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Attn: Rob Etherington

Facsimile No.: +1 (615) 676-9696

Telephone No.:+1 (801) 676-9695

Email: Rob@clene.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: James Hu

Facsimile No.: +1 (212) 446-6460

Telephone No.: +1 (212) 909-3341

Email: james.hu@kirkland.com

and

Kirkland & Ellis International LLP

26th Floor, Gloucester Tower

The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Ben James
Facsimile No.: +852-3761-3301
Telephone No.: +852-3761-3412

Email: ben.james@kirkland.com

if to Parent

Tottenham Acquisition I Limited
Unit 902, Lucky Building

39-41 Wellington Street

Central, Hong Kong

Attn: Jason Ma
Email: jma@norwichhk.com

with a copy to (which shall not constitute notice):

Lawrence Venick
Loeb & Loeb LLP
21st Floor, CCB Tower,
3 Connaught Road Central
Central, Hong Kong

Telephone No.: +852-3923-1188

Email: lvenick@loeb.com

If to Holders, to Holders at Holders’ last known mailing address specified in the Parent’s records, or to such other address as any party hereto shall specify by notice in writing to the other parties in accordance with this Section. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date when given unless mailed, in which case on the third Business Day after the mailing.

5. Termination. This Agreement shall terminate, and have no further force and effect, if the Merger Agreement is terminated in accordance with its terms prior to the Closing.

6. Miscellaneous. Sections 14.2 (Amendments; No Waivers; Remedies), 14.6 (No Assignment or Delegation), 14.7 (Governing Law), 14.8 (Counterparts; Facsimile Signatures), 14.10 (Severability) and 14.12 (Further Assurances) of the Merger Agreement shall apply to this Agreement mutatis mutandis.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parent, Company and Holders have entered into this Agreement as of the grant date specified above.

Tottenham Acquisition I Ltd.

By:	/s/ Jason Ma
Name:	Jason Ma
Title:	Chief Executive Officer

Clene Nanomedicine, Inc.

By:	/s/ Rob Etherington
Name:	Rob Etherington
Title:	Chief Executive Officer and President

Norwich Investment Limited

By:	/s/ Jason Wong
Name:	Jason Wong
Title:	Authorized Signatory

/s/ Jason Ma
Jason Ma

/s/ Felix Wong
Felix Wong

/s/ Satoshi Tominaga
Satoshi Tominaga

/s/ Albert Lyu
Albert Lyu

/s/ Estela Kuo
Estela Kuo

[Signature page to Sponsor Forfeiture Agreement]

Schedule A - Forfeiture Amount

Initial Shareholders	Founder Shares Forfeited
Norwich Investment Limited	661,958
Jason Ma	19,565
Felix Wong	19,565
Satoshi Tominaga	16,304
Albert Lyu	16,304
Estela Kuo	16,304
TOTAL	750,000